SECOND AMENDMENT TO

EMPLOYMENT CONTINUITY AGREEMENT

This Second Amendment to the Employment Continuity Agreement, dated September 25, 2006 (the “Second Amendment”) is entered into between _________________________ (“Executive”) and FIRST NATIONAL BANK OF DAMARISCOTTA (“FNBD”), and amends the Employment Continuity Agreement, dated February 2, 2000, between Executive and The First National Bank of Bar Harbor (predecessor in interest to FNBD) (the “Bank”), as amended by the Amendment to Employment Continuity Agreement, dated December 24, 2004, between Executive and FNBD (collectively, the “Agreement”).

The parties hereby amend the Agreement as follows:

1.           Sections II(a) and II(c) of the Agreement are hereby restated in their entirety to read as follows:

“(a)

The Bank agrees that if, (i) Executive’s employment is terminated by the Bank other than (A) for Cause (as hereinafter defined) or (B) upon the death of Executive, or (ii) Executive terminates his employment for Good Reason (as hereinafter defined), Executive shall receive a severance payment in a single lump sum equal to the applicable amount set forth on Exhibit A hereto.” Such amount shall be payable within ten days after such termination. For purposes of determining the amount payable to the Executive hereunder, the term “base amount” shall mean the base salary in effect and payable to the Executive as reflected in the payroll records of the Bank on December 31, 2004.

“(c)

Notwithstanding the foregoing, in no event shall the aggregate amount payable to the Executive under Section II(a) of this Agreement exceed 299% of the Executive’s statutory base amount, within the meaning of Section 280G of the Internal Revenue Code (the “280G Base Amount”). The Bank shall reduce the amount payable to the Executive as and to the extent necessary to ensure that the aggregate amount payable under Section II(A) of this Agreement shall not exceed 299% of the Executive’s 280G Base Amount.”

2.           Section III of the Agreement is hereby amended to insert the following at the end thereof:

“For purposes of this Agreement, “Cause” shall mean:

(i)          willful misconduct of the Executive in connection with the performance of his duties which results in substantial loss, damage or injury to the Bank.

(ii)        commission by or indictment of the Executive of a felony, either in connection with the performance of his obligations to the Bank, or which shall adversely affect the Executive’s ability to perform such obligations;

(iii)       willful disloyalty, deliberate dishonesty or breach of fiduciary duty to the Bank which results in substantial loss, damage or injury to the Bank.

(iv)	the commission of an act of embezzlement or fraud

(v)          deliberate disregard of the written rules or policies of the Bank which results in substantial loss, damage or injury to the Bank.

(vi)       the unauthorized disclosure of any trade secret or confidential information of the Bank resulting from the gross negligence or willful misconduct of Executive;

(vii)      the commission of an act which constitutes unfair competition with the Bank.”

For purposes of this Agreement, “Good Reason” shall mean:

(i)         the failure by the Bank to pay any amount due to Executive within thirty (30) days of receipt of written notice thereof from Executive;

(ii)        the Bank’s requirement that Executive permanently relocate to a location that would increase Executive’s commuting distance by more than twenty-five (25) miles, to which Executive objects in writing with reference to this Section III within ten (10) days of receipt of written notice thereof from the Bank; or

(iii)       the assignment by the Bank of Executive for an extended period of time to the performance of duties that are materially inconsistent with the Executive’s title and responsibilities, to which Executive objects in writing with reference to this Section III within ten (10) days of receipt of written notice thereof from the Bank.

3.	The following shall be added as Section II (h):

“If a Change in Control of the Bank or First National Lincoln Corporation takes place as defined in the Agreement dated February 2, 2000, the Executive shall be paid the applicable amount set forth on Exhibit A hereto within 30 days following a Change in Control”

4.           Section X of the Agreement is hereby amended to insert the following at the end thereof:

“Concurrent with the termination of Executive’s employment, Executive shall be deemed to have resigned as a director of the Bank and any of its affiliates. Any severance payment payable under this Agreement shall not become payable until and unless Executive executes a release, in form satisfactory to the Bank, of all claims (known or unknown) that Executive has or may have against the Bank, its affiliates and their respective directors, officers, employees and agents, other than Executive’s claim for the payment of such severance payment.”

5.          In partial consideration of the actions being taken under this Amendment, the Bank has on or about this date paid to the Executive, and Executive hereby acknowledges receipt of, the sum of $___________________.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Continuity Agreement as of the day and year first above written.

EXECUTIVE:

By:

Name: (Executive)

THE FIRST, N.A.

By:

Name: Daniel R. Daigneault

Title:	President & CEO

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